EXHIBIT 23.1

KPMG LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Triple-S Management Corporation:

We consent to the incorporation by reference in this registration statement on Form S-8 of Triple-S Management Corporation (the Company) of our reports dated March 7, 2008, with respect to the consolidated balance sheets of Triple-S Management Corporation and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of earnings, stockholders’ equity, cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 2007, and all related financial statement schedules, which reports appear in the December 31, 2007 annual report on Form 10-K of the Company.

Our report on the consolidated financial statements refers to the December 31, 2006 adoption of the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Postretirement Plans.

/s/ KPMG LLP

May 19, 2008